                             SERVICER'S CERTIFICATE



                    Collection Period: August/September, 2004

                       Distribution Date: October 15, 2004

                      Hyundai Auto Receivables Trust 2004-A


     The undersigned certifies that he is the Vice President, Finance, of Hyundai Motor Finance Company, a California corporation ("HMFC") and that as such he is duly authorized to execute and deliver this certificate on behalf of HMFC pursuant to Section 4.09 of the Sales and Servicing Agreement dated September 1, 2004, among HMFC, as Seller and Servicer, Citibank N.A., as Indenture Trustee, Hyundai ABS Funding Corporation, as the Depositor and, the Hyundai Auto Receivables Trust 2004-A, as Issuer (the "Sales and Servicing Agreement") (all capitalized terms used herein without definition have the respective meanings specified in the Sales and Servicing Agreement) and further certifies that:

     1. The Servicer's report for the period from August 1, 2004, to September 30, 2004, attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sales and Servicing Agreement; and

     2. As of September 30, 2004, no Event of Servicing Termination or event that with notice or lapse of time or both would become an Event of Servicing Termination has occurred.

     IN WITNESS WHEREOF, I have affixed hereunto my signature this 8th day of October 2004.

                                      HYUNDAI MOTOR FINANCE COMPANY, as Servicer a California corporation



                                      By: /s/ David A. Hoeller
                                          ---------------------------
                                          David A. Hoeller
                                          Vice President, Finance

 Hyundai Auto Receivables Trust 2004-A
 Monthly Servicing Report
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Collection Period                                       August/September 2004
 Distribution Date                                                    10/15/04
 Transaction Month                                                           1
 30/360 Days                                                                44
 Actual/360 Days                                                            44
 ------------------------------------------------------------------------------

 I.  ORIGINAL DEAL PARAMETERS
-----------------------------

 Cut off Date:                           July 31, 2004
 Closing Date:                       September 1, 2004

                                             Dollars                 Units           WAC          WAM
                                             -------                 -----           ---          ---
 Original Pool Balance:                      $ 807,850,711.24       48,534          7.060%        58.76

                                          Dollar Amount            % of Pool      Coupon Rate               Final Payment Date
                                          -------------            ---------      -----------               ------------------
    Class A-1 Notes                          $ 155,000,000.00         19.167%       1.78125%                September 15, 2005
    Class A-2 Notes                          $ 215,000,000.00         26.594%       2.36000%                September 15, 2007
    Class A-3 Notes                          $ 188,000,000.00         23.252%       2.97000%                      May 15, 2009
    Class A-4 Notes                          $  92,100,000.00         11.381%       3.54000%                   August 15, 2011
    Class B Notes                            $  36,500,000.00          4.498%       3.46000%                   August 15, 2011
    Class C Notes                            $  26,900,000.00          3.310%       3.36000%                   August 15, 2011
    Class D Notes                            $  32,800,000.00          4.040%       4.10000%                   August 15, 2011
                                            ----------------------------------
 Total Securities                            $ 746,300,000.00         92.241%

    Overcollateralization                    $  23,043,718.45          2.995%
    YSOA                                     $  38,506,992.79          4.767%
                                      ----------------------------------------
 Total Original Pool Balance                 $ 807,850,711.24         100.00%

------------------------------------------------------------------------------------------------------------------------------

 II.  POOL BALANCE AND PORTFOLIO INFORMATION
 -------------------------------------------

                                     ------------------------------------------------------------------------------------------
                                      Beginning of Period             Ending of Period                         Change
                                     ------------------------------------------------------------------------------------------
                                          Balance              Pool Factor          Balance           Pool Factor
                                          -------              -----------          -------           -----------
    Class A-1 Notes                       $155,000,000.00       1.0000000      $ 113,502,147.36       0.7322719  $41,497,852.64
    Class A-2 Notes                       $215,000,000.00       1.0000000      $ 215,000,000.00       1.0000000           $ -
    Class A-3 Notes                       $188,000,000.00       1.0000000      $ 188,000,000.00       1.0000000           $ -
    Class A-4 Notes                       $ 92,100,000.00       1.0000000       $ 92,100,000.00       1.0000000           $ -
    Class B Notes                         $ 36,500,000.00       1.0000000       $ 36,500,000.00       1.0000000           $ -
    Class C Notes                         $ 26,900,000.00       1.0000000       $ 26,900,000.00       1.0000000           $ -
    Class D Notes                         $ 32,800,000.00       1.0000000       $ 32,800,000.00       1.0000000           $ -
                                     ------------------------------------------------------------------------------------------
 Total Securities                         $746,300,000.00       1.0000000      $ 704,802,147.36       0.9443952  $41,497,852.64

 Weighted Avg. Coupon (WAC)                          7.06%                                 7.06%
 Weighted Avg. Remaining Maturity (WARM)            58.76                                 56.87
 Pool Receivables Balance                 $807,850,711.24                      $ 771,749,078.76
 Remaining Number of Receivables                   48,534                                47,716

 Adjusted Pool Balance                    $807,850,711.24                      $ 734,561,299.24

-------------------------------------------------------------------------------------------------------------------------------

 III.  COLLECTIONS
------------------

 Principal:
      Principal Collections                                                       $35,867,492.67
      Repurchased Contract Proceeds Related to Principal                          $         -
      Liquidation Proceeds                                                        $         -
      Recoveries from Prior Month Charge-Offs                                     $         -
                                                                                 ----------------
 Total Principal Collections                                                      $ 35,867,492.67

 Interest:
      Interest Collections                                                        $ 9,437,789.65
      Interest on Repurchase Principal                                            $         -
                                                                                 ----------------
Total Interest Collections                                                        $ 9,437,789.65

 Reserve Account Interest                                                         $     6,705.87

 Total Collections                                                                $45,311,988.19



                                        1 of 3

 Hyundai Auto Receivables Trust 2004-A
 Monthly Servicing Report
 ------------------------------------------------------------------------------
 ------------------------------------------------------------------------------
 Collection Period                                       August/September 2004
 Distribution Date                                                    10/15/04
 Transaction Month                                                           1
 30/360 Days                                                                44
 Actual/360 Days                                                            44
 ------------------------------------------------------------------------------

 IV.  DISTRIBUTIONS
 ------------------

      Total Collections                                                                                $ 45,311,988.19
      Reserve Account Release                                                                          $           -
      Reserve Account Draw                                                                             $           -
                                                                                                      ----------------
 Total Available for Distribution                                                                      $ 45,311,988.19

                                                       Amount Due            Amount Paid
                                                       ----------            -----------
 1. Servicing Fee @1.00%:
                                                                                                     ------------------
    Servicing Fee Due                                $ 1,346,417.86        $ 1,346,417.86               $ 1,346,417.86
                                                                                                     ------------------

 2. Class A Noteholders Interest:
    Class A-1 Notes                                  $   337,447.92        $   337,447.92
    Class A-2 Notes                                  $   620,155.56        $   620,155.56
    Class A-3 Notes                                  $   682,440.00        $   682,440.00
    Class A-4 Notes                                  $   398,486.00        $   398,486.00
                                                   -----------------       --------------

                                                                                                     ------------------
           Total Class A interest:                   $ 2,038,529.48        $ 2,038,529.48               $ 2,038,529.48
                                                                                                     ------------------

                                                                                                     ------------------
 3.  First Priority Principal Distribution:          $          -          $         -                  $          -
                                                                                                     ------------------

                                                                                                     ------------------
 4.  Class B Noteholders Interest:                   $ 154,354.44          $   154,354.44               $   154,354.44
                                                                                                     ------------------

                                                                                                     ------------------
 5.  Second Priority Principal Distribution:         $          -          $         -                  $          -
                                                                                                     ------------------

                                                                                                     ------------------
 6.  Class C Noteholders Interest:                   $ 110,469.33          $ 110,469.33                 $   110,469.33
                                                                                                     ------------------

                                                                                                     ------------------
 7.  Third Priority Principal Distribution:          $          -          $        -                   $         -
                                                                                                     ------------------

                                                                                                     ------------------
 8.  Class D Noteholders Interest:                   $ 164,364.44          $ 164,364.44                 $   164,364.44
                                                                                                     ------------------

           Available Funds Remaining:                                                                   $41,497,852.64

                                                                                                     ------------------
 9.   Regular Principal Distribution Amount:                                                            $41,497,852.64
                                                                                                     ------------------

                                                    Distributable Amount           Paid Amount
                                                    --------------------           -----------
      Class A-1 Notes                                                              $ 41,497,852.64
      Class A-2 Notes                                                              $          -
      Class A-3 Notes                                                              $          -
      Class A-4 Notes                                                              $          -
                                                                                  -----------------
           Class A Notes Total:                        $ 185,712,275.13            $ 41,497,852.64
           Class B Notes Total:                        $  64,725,787.58            $          -
           Class C Notes Total:                        $  64,883,783.85            $          -
           Class D Notes Total:                        $  30,581,287.16            $          -
                                                                                -------------------
                Total Noteholders Principal                                        $ 41,497,852.64

                                                                                                     ------------------
 10.  Available Amounts Remaining to reserve account                                                   $          -
                                                                                                     ------------------

                                                                                                     ------------------
 11.  Trust Fees and Expenses                                                                          $          -
                                                                                                     ------------------

                                                                                                     ------------------
 12.  Remaining Available Collections Released to Cetificateholder                                     $          -
                                                                                                     ------------------
-----------------------------------------------------------------------------------------------------------------------

 V.  YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

 Beginning Period Required Amount                                                                      $ 38,506,992.79
 Beginning Period Amount                                                                               $ 38,506,992.79
 Current Period Amortization                                                                           $  1,319,213.27
 Ending Period Required Amount                                                                         $ 37,187,779.52
 Ending Period Amount                                                                                  $ 37,187,779.52
 Next Distribution Date Required Amount                                                                $ 35,889,782.81




                                  2 of 3

 Hyundai Auto Receivables Trust 2004-A
 Monthly Servicing Report
 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------
 Collection Period                                       August/September 2004
 Distribution Date                                                    10/15/04
 Transaction Month                                                           1
 30/360 Days                                                                44
 Actual/360 Days                                                            44
 -----------------------------------------------------------------------------

 VI.  RESERVE ACCOUNT
---------------------

 Beginning Period Required Amount                                                                  $ 5,770,077.89
 Beginning Period Amount                                                                           $ 5,770,077.89
 Current Period Release to Collection Account                                                      $         -
 Current Period Deposit                                                                            $         -
 Current Period Release to Depositor                                                               $         -
 Ending Period Required Amount (0.75% of APB of cut-off date)                                      $ 5,770,077.89
 Ending Period Amount                                                                              $ 5,770,077.89

-----------------------------------------------------------------------------------------------------------------

 VII.  OVERCOLLATERALIZATION
----------------------------

                                                                        Beginning             Ending            Target
                                                                        ---------             ------            ------
 Overcollateralization Amount                                             $ 23,043,718.45    $ 29,759,151.88   $ 60,340,439.04
 Overcollateralization as a % of Original Pool                            2.85%               3.68%              7.47%
 Overcollateralization as a % of Current Pool                             2.99%               3.86%              7.82%

 ----------------------------------------------------------------------------------------------------------------------------

 VIII.  DELINQUENCY AND NET LOSS ACTIVITY
-----------------------------------------

                                                             Units Percent        Units      Dollars Percent      Dollar Amount
                                                             -------------        -----      ---------------      -------------
      Current                                                   97.80%            46,664         98.01%         $ 756,411,843.69
      30 - 59 Days                                               1.74%               830          1.59%         $  12,261,171.44
      60 - 89 Days                                               0.46%               221          0.40%         $   3,061,287.83
      90 + Days                                                  0.00%                 1          0.00%         $      14,775.80
                                                           ----------------------------------------------------------------------
                                                                                  47,716                        $ 771,749,078.76
 Total
 Delinquent Receivables 60+ days past due                        0.47%               222          0.40%         $   3,076,063.63
 Delinquency Ratio 60+ for 1st Preceding Collection Period       0.00%                 0          0.00%         $           -
 Delinquency Ratio 60+ for 2nd Preceding Collection Period       0.00%                 0          0.00%         $           -
                                                                 -----                            -----
 Three-Month Average Delinquency Ratio                           0.16%                            0.13%

 Repossession in Current Period                                                                                               78
 Repossession Inventory                                                                                                       83

 Charge-Offs
      Gross Principal of Charge-Off for Current Period                                                           $    234,139.81
      Recoveries for Current Period                                                                              $           -
      Recoveries on Previous Charge-off Contracts                                                                $           -
                                                                                                                 ---------------
      Net Charge-offs for Current Period                                                                         $    234,139.81

      Average Pool Balance for Current Period                                                                    $789,799,895.00

 Net Loss Ratio                                                                                                            0.36%
 Net Loss Ratio for 1st Preceding Collection Period                                                                        0.00%
 Net Loss Ratio for 2nd Preceding Collection Period                                                                        0.00%
                                                                                                                  ---------------
 Three-Month Average Net Loss Ratio for Current Period                                                                     0.12%

 Cumulative Net Losses for All Periods                                                                           $    234,139.81
 Cumulative Net Losses as a % of Initial Pool Balance                                                                      0.03%


 The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstandings as of September 30, 2004, in accordance with the Sale and Servicing Agreement dated as of September 1, 2004, and that all the representations and warranties set forth in Section 3.01 and made by HMFC, as Seller, are hereby restated and reaffirmed.

                                      HYUNDAI MOTOR FINANCE COMPANY, AS SERVICER



                                      By:    /s/  David A. Hoeller
                                             -----------------------------------
                                      Name:  David A. Hoeller
                                      Title: Vice President, Finance
                                      Date:  October 8, 2004



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